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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2001 relating to the financial statements of Transact Technologies Incorporated, which appears in Transact Technologies Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Hartford, Connecticut
April 26, 2001